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                                  Exhibit 99.3
                                  -------------



                          AGREEMENT AND PLAN OF MERGER


                                     Among


                              VORNADO REALTY TRUST


                       TREES ACQUISITION SUBSIDIARY, INC.


                                      and


                              ARBOR PROPERTY TRUST


                          Dated as of August 22, 1997


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                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of August 22, 1997, among ARBOR PROPERTY TRUST, a Delaware business trust (the "Company"), VORNADO REALTY TRUST, a Maryland real estate investment trust ("Parent"), and TREES ACQUISITION SUBSIDIARY, INC., a Delaware corporation wholly-owned by Parent ("Merger Sub"; the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Entities").


                                    RECITALS

            WHEREAS, the respective boards of trustees of each of Parent and the Company and the board of directors of Merger Sub have approved the merger of the Company with and into Merger Sub (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

            WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, Mr. Myles H. Tanenbaum has entered into a stock voting agreement with Parent (the "Stock Voting Agreement"), pursuant to which, among other things, Mr. Tanenbaum has agreed to deliver to Parent a proxy to vote his Shares in favor of the Merger; and

            WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

            NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


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                                    ARTICLE I

                       The Merger; Closing; Effective Time

            1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Company shall be merged with and into Merger Sub and the separate existence of the Company shall thereupon cease. Merger Sub shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity"), and the separate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall be accomplished in accordance with, and shall have the effects specified in (a) Chapter 38 of Title 12 of the Delaware Code, as amended ("Delaware Code Title 12") and (b) the Delaware General Corporation Law, as amended ("DGCL").

            1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

            1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed and filed with the Secretary of State of Delaware as provided in Section 3815 of Delaware Code Title 12 and in the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").

            1.4. Simultaneous Transactions. At the Effective Time, Parent and the Company shall effect such transactions as are necessary in order that the real property assets owned directly or indirectly by the Company immediately prior to the Effective Time shall be owned directly or indirectly by Vornado Realty L.P.


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                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                             of the Surviving Entity

            2.1. Declaration of Trust. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Entity (the "Charter"), until duly amended as provided therein or by applicable law.

            2.2. The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Entity (the "By-Laws"), until thereafter amended as provided therein or by applicable law.


                                   ARTICLE III

            Directors and Officers of the Surviving Entity

            3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

            3.2. Officers. The officers of the Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.


                                   ARTICLE IV

                  Effect of the Merger on Beneficial Interests;
                            Exchange of Certificates

            4.1. Effect on Beneficial Interests. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any shares of beneficial interests in the Company:

            (a) Merger Consideration. Each common share of beneficial interest, no par value, of the Company (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect


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subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties (collectively, "Excluded Shares")) shall be, subject to the ownership restrictions set forth in Article VI of the Amended and Restated Declaration of Trust of Parent, converted into, and become exchangeable for, 0.121905 common shares of beneficial interest (the "Common Consideration"), par value $0.04 per share ("Parent Common Stock") or, at the election of the holder thereof, 0.153846 preferred shares of beneficial interest (the "Preferred Consideration"), no par value, designated as Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50 per share (the "Parent Preferred Stock"), of Parent (the Common Consideration and the Preferred Consideration being, collectively, the "Merger Consideration").

            (b) Cancellation of Shares. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c). Each Excluded Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

            (c) Merger Sub. At the Effective Time, each share of common stock par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and each certificate therefor shall continue to evidence one share of common stock of the Surviving Entity.

            4.2. Exchange of Certificates for Shares.

            (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's consent, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares immediately prior to the Effective Time (excluding holders of Excluded Shares), certificates representing the shares of


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Parent Common Stock and Parent Preferred Stock (collectively, the "Parent
Stock") and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Stock to be issued or paid pursuant to the last sentence of Section 4.1(a) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such cash in lieu of fractional shares, and certificates for shares of Parent Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

            (b) Election Procedures. (i) Each record holder of Shares (other than Excluded Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled to elect to receive in respect of each such Share (x) Common Consideration (a "Common Election") or (y) Preferred Consideration (a "Preferred Election"). Shares in respect of which no election is made including shares not voted or voted against approval by the Merger (collectively, "Non-Election Shares") shall be deemed to be Shares in respect of which Common Elections have been made.

            (ii) Elections shall be made on a form and with such other provisions to be reasonably agreed upon by the Company and Parent (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of Shares (other than holders of Excluded Shares), together with appropriate transmittal materials, at the time of mailing to holders of record of Shares of the Prospectus/Proxy Statement (as defined in Section 6.3) in connection with the shareholders meeting referred to in Section 6.4. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (x) properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Parent as soon as practicable but in no event less than five trading days prior to the Closing Date) (the "Election Deadline") and (y) accompanied by the Certificate(s) representing the Shares as to which the election is being made (or by an appropriate guarantee of delivery of such Certificate(s) by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided that such Certificates are in fact delivered to the Exchange Agent


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within three trading days after the date of execution of such guarantee of delivery). The Company shall use its best efforts to make a Form of Election available to all Persons who become holders of record of Shares (other than Excluded Shares) between the date of mailing described in the first sentence of this Section 4.2(b)(ii) and the Election Deadline. Parent shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent and whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of Parent (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. A holder of Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

            For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

            (iii) An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any Certificate(s) representing Shares that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such Certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with paragraph 4.2(b)(ii), such Shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any Shares have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Shares shall promptly be returned without charge to the Person submitting the same.

            (c) Distributions with Respect to Unexchanged Shares; Voting. All shares of Parent Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Stock issuable pursuant to this Agreement. No dividends or


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other distributions in respect of the Parent Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time theretofore payable with respect to such whole shares of Parent Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender.

            (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

            (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Stock but for this
Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof in an amount based upon the average closing price on the New York Stock Exchange ("NYSE") of the applicable Parent Stock for the ten NYSE trading days ending with the NYSE trading day immediately prior to the Closing Date.

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Stock) that remains unclaimed by the shareholders of the Company for one year after the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to
Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Entity, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


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            (g) Lost, Stolen or Destroyed Certificates. In the event any
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

            (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as reasonably determined by Parent without reference to the procedures otherwise provided for in Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person of the type referred to in Section 6.8.

            4.3. Dissenters' Rights. No appraisal rights shall be available to holders of Shares in connection with the Merger.

            4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Stock or securities convertible or exchangeable into or exercisable for shares of Parent Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.


                                    ARTICLE V

                         Representations and Warranties

            5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"; references to Schedules in this Section 5.1 are to schedules to the Company Disclosure


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Letter), the Company hereby represents and warrants to Parent and Merger Sub that:

            (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' declarations of trust, certificates of incorporation, certificates of partnership, partnership agreements, limited liability company agreements and by-laws, or similar documents each as amended to date. The Company's and its Subsidiaries' charter documents and by-laws so delivered are in full force and effect. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business.

            As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of trustees or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, prospects, business or results of operations of the Company and its Subsidiaries taken as a whole.

            (b) Capital Structure. The authorized capital stock of the Company consists of 45,000,000 Shares, of which 12,297,705 Shares were outstanding as of the close of business on August 19, 1997, 5,000,000 preferred shares, no par value (the "Preferred Shares"), of which no shares were outstanding as of the close of business on August 19, 1997 and 50,000,000 excess shares, no par value ("Company Excess


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Shares"), of which no shares were outstanding as of the close of business on
August 19, 1997. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance, except that, as of August 19, 1997, there were 837,500 Shares reserved for issuance pursuant to the Company's employee stock options. The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares granted by the Company (each a "Company Option"), including the holder, date of grant, exercise price and number of Shares subject thereto. Except as set forth on Schedule 5.1(b), each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter ("Voting Debt").

            (c) Business Trust Authority; Approval and Fairness. (i) The Company has all requisite business trust power and authority and has taken all business trust action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares present in person or by proxy at the meeting and entitled to vote thereon, provided that a quorum is present (the "Company Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").


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            (ii) Board of Trustees of the Company (A) has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and
(B) has received the opinion of its financial advisors, Goldman, Sachs & Co., to the effect that the consideration to be received by the holders of the Shares in the Merger is fair to such holders from a financial point of view (other than Parent and its Affiliates (as defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the Exchange Act"))), a copy of which opinion has been delivered to Parent. It is agreed and understood that such opinion is for the benefit of the Company's Board of Trustees and may not be relied on by Parent or Merger Sub.

            (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue-sky" laws and (D) required to be made with the NYSE, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate transactions contemplated by this Agreement.

            (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the declaration of trust or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to


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which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Section 5.1(d) of the Company Disclosure Letter sets forth a correct and complete list of material Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

            (e) Company Reports; Financial Statements. The Company has delivered to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "Audit Date") and filed with a Governmental Entity, including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, and June 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance


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with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

            (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which the executive officers of the Company have knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss (which for purposes of this provision only shall mean damage, destruction or other casualty loss with a cost of repair (excluding any portion of such cost that is reimbursable by insurance or payable as common area maintenance or HVAC payments by current tenants), as determined by an independent third party selected by both Parent and the Company, in excess of $1,000,000) with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof (and except for dividends provided for in Sections 6.1(b) or 6.14(b)); or (iv) any discretionary change by the Company in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course.

            (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to


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matters involving any Environmental Law (as defined in Section 5.1(k)), or (iii)
any other facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates, except, in the case of each of (i), (ii) and (iii), for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

            (h) Employee Benefits. (i) A copy of each written, and a summary of each unwritten, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, trustees, former employees or former trustees of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

            (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the knowledge of the executive officers of the Company, threatened material litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multi-employer plan under Subtitle E to Title IV of ERISA. The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

            (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially deter mined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material adverse change in the financial condition of such Pension Plan since the last day of the most recent plan year.

            (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as required under Section 4980B of the Code and as set forth in the Company Disclosure Letter. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

            (vii) Except as set forth on Schedule 5.1(h)(vii) the consummation of the Merger and the other transactions contemplated by this Agreement will not
(x) entitle any employees of the Company or its Subsidiaries to severance pay,
(y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or
(z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

            (i) Compliance with Laws; Permits. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations that individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports filed prior to the date hereof, as of the date hereof no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the executive officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the executive officers of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

            (j) Takeover Statutes. Except for the ownership restrictions set forth in Article V of the Company's Amended and Restated Declaration of Trust, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or any applicable anti-takeover provision in the Company's declaration of trust and by-laws is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.

            (k) Environmental Matters. To the knowledge of the executive officers of the Company (other than such knowledge arising solely from information provided by Parent or Parent's agents, consultants or advisors) there are no material Hazardous Substances on any properties currently or formerly owned by the Company or any of its Subsidiaries nor are the Company or any of its Subsidiaries subject to material liability for any Hazardous Substance disposal or contamination on any third party property other than, in any such case, as indicated in the Environmental Reports. To the knowledge of the executive officers of the Company (other than such knowledge arising solely from information provided by Parent or Parent's agents, consultants or advisors), except as disclosed in Schedule 5.1(k) or as disclosed in the Company Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) the properties currently or formerly owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances requiring remediation under applicable Environmental Laws; (iii) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither the Company nor any of its Subsidiaries has caused any release or threat of release of any Hazardous Substance; (v) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any

Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (vii) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law; and (viii) the Company has delivered or made available to Parent copies of all environmental reports, studies, sampling data, permits, government filings and other environmental information in its possession or reasonably available to it relating to Company or any of its Subsidiaries or any of their current or former properties or operations, all of such documents being listed on Schedule 5.1(k) (the "Environmental Reports").

            As used herein, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or common law, relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law;
(B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

            (l) Tax Matters. As of the date hereof, neither the Company nor any of its Affiliates has taken or agreed to take any action not described in this Agreement or the Recitals to this Agreement that would prevent the business combination to be effected by the Merger as the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            (m) Taxes. (i) (A) Except as set forth on Schedule 5.1(m), the Company and each of its Subsidiaries has prepared in good faith and duly and timely filed all Tax Returns (as defined below) required to be filed by or with respect to the Company or its Subsidiaries on or before the date hereof and all Tax Returns required to be filed by or with respect to the Company or its Subsidiaries after the date hereof and on or before the Effective Time shall be prepared and timely filed in a manner consistent with prior years and applicable law, except, in either case, for such Tax Returns the failure to file of which will not, in the aggregate, have a Company Material Adverse Effect. No penalties or other charges are or will become due with respect to the late filing of any Tax Return of the Company or any of its Subsidiaries. (B) All Taxes (as defined below) required to be paid on or before the date hereof by or with respect to the Company and its subsidiaries have been timely paid, and any Taxes required to be paid by or with respect to the Company and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be timely paid, except for such Taxes as do not and will not, in the aggregate, have a Company Material Adverse Effect. Except as set forth on Schedule 5.1(m), no penalties or other charges are or will become due with respect to the payment of any Tax of the Company or its Subsidiaries required to be paid on or before the Effective Time. (C) With respect to all Tax Returns filed by or with respect to the Company and any of its Subsidiaries, no audit is in progress and no waiver or agreement for an extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax. (D) There are no liens for Taxes upon the assets of the Company or its Subsidiaries except liens for current Taxes not yet delinquent. (E) Except as set forth on Schedule 5.1(m), as of the date hereof, there are not pending or, to the knowledge of the executive officers of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the knowledge of the executive officers of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 1994 and 1995. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before June 30, 1997 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date hereof.

            (ii) For all taxable years commencing with its taxable year ending December 31, 1994 and continuing through its taxable year ending on the most recent December 31, the Company has been subject to taxation as a "real estate investment trust" (a "REIT") under Subchapter M of the Code and has satisfied all requirements to qualify as a REIT for such years. In addition, assuming hypothetically that the Company's taxable year in which the Merger occurs were to close immediately prior to the Closing then, without giving effect to the Merger, the Company will be for such hypothetical short year subject to taxation as a REIT under Subchapter M of the Code and will satisfy all requirements to qualify as a REIT for such year. The Company is not aware of any fact or circumstance that could reasonably be expected to prevent it from continuing to so qualify until the time immediately prior to the Closing (without giving effect to the Merger).

            (iii) The Company does not own, directly or through one or more tiers of partnerships, limited liability companies or "qualified REIT subsidiaries", any REMIC residual interests (as defined in Section 860G(a)(2) of the Code).

            (iv) The Company has no earnings and profits (as determined for federal income tax purposes) attributable to non-REIT years.

            (v) The Company does not own, directly or through one or more tiers of partnerships, limited liability companies or "qualified REIT subsidiaries", equity interests in any issuer other than a qualified REIT subsidiary or an entity that is either disregarded or treated as a partnership for federal income tax purposes. The Company's qualified REIT subsidiaries are listed on Schedule 5.01(m).

            As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes and (iii) "qualified REIT subsidiary" has the meaning set forth in Section 856(i) of the Code as in effect prior to the Taxpayer Relief Act of 1997.

            (n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the executive officers of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

            (o) Insurance. Attached as Schedule 5.1(o) is a list of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries.

            (p) Brokers and Finders. Neither the Company nor any of its officers, trustees or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's, fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Goldman, Sachs & Co. as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

            (q) Real Property. The Company or one of its Subsidiaries owns good and marketable fee simple to title to each parcel of real property identified in
Part I of Schedule 5.1(q) (the "Fee Properties") and good and marketable leasehold title to the parcel of real property identified in Part II of Schedule 5.1(q) (the "Leasehold Property") (the Fee Properties and the Leasehold Property being collectively referred to as the "Real Property"), which are all of the real properties owned or leased by them. The Real Property is owned free and clear of rights of way, written agreements, liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"), other than tenant leases referred to in the rent roll for the Real Property (which rent roll has previously been provided to Parent) and Encumbrances disclosed in that certain Mortgagee's Title Insurance Policy No. GC921900N, issued by Commonwealth Land Title Insurance Company, dated

August 19, 1993 and that certain Easement and License Agreement, dated June 8, 1994 between Green Acres Mall Corp. and the Caldor Corporation and except for such other Encumbrances which, individually or taken as a whole with respect to the Real Property, are not reasonably likely to have a Company Material Adverse Effect. Except as set forth in Schedule 5.1(q), (i) none of the executive officers of the Company or any of its Subsidiaries has knowledge that any certificate, permit or license from any Governmental Entity having jurisdiction over the Real Property or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Real Property or that is necessary to permit the lawful use and operation of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Real Property has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same that, in the case of any of the foregoing, has not been cured, (ii) none of the executive officers of the Company or any of its Subsidiaries has actual knowledge (without independent investigation) that of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Real Property that has not been cured, or (iii) there is no physical damage to any portion of the Real Property, except for the matters referred to in clauses (i), (ii) and (iii) above that, individually or in the aggregate, are not likely to have a Company Material Adverse Effect. Except as set forth in Schedule 5.1(q), none of the executive officers of the Company or any of its Subsidiaries has knowledge of
(1) any condemnation or rezoning proceedings pending or threatened with respect to any of the Real Property or (2) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of the buildings and improvements on any of the Real Property or by the continued maintenance, operation or use of the parking areas, except for any matters referred to in (1) and (2) above that, individually or in the aggregate, are not likely to have a Company Material Adverse Effect. Except as set forth in Schedule 5.1(q), (A) all work to be performed, payments to be made and actions to be taken by the Company or any of its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with site approval, zoning classification or other similar action relating the Real Property has be performed, paid or taken, as the case may be, and (B) to the knowledge of the executive officers of the Company or any of its Subsidiaries, there are no planned work, payments or actions that may be required after the date hereof pursuant to such agreements, except for any such planned or proposed work, payments or actions described in (A) or (B) that, individually or in the aggregate, if they did not happen, would not reasonably be expected to have a Company Material Adverse Effect. The leases set forth on Schedule 5.1(q) (the "Leases") constitute all of the leases in effect with respect to the Real Property. Except as set forth in Schedule 5.1(q), each of the Leases is in full force and effect, has not been modified, supplemented or amended and, to the knowledge of the executive officers of the Company or any of its subsidiaries there are no unfulfilled landlord obligations with respect to the Leases, no material default exists with respect to the Leases and there are no material pending claims asserted by any of the tenants under any of the leases for offsets or abatements against any rent or any sums due under the Leases.

            5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub each hereby represent and warrant to the Company that:

            (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

            (b) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and its Subsidiaries' declarations of trust, certificates of incorporation, certificates of partnership, partnership agreements, limited liability company agreements and by-laws, each as amended to the date hereof. Parent's and its Subsidiaries' charter documents and by-laws so delivered are in full force and effect.

            As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of operations of the Parent and its Subsidiaries taken as a whole;

            (c) Capital Structure. The authorized shares of beneficial interest of Parent consists of 70,000,000 shares of Parent Common Stock, of which 26,556,977 shares were outstanding as of the close of business on August 19, 1997, 20,000,000 preferred shares of beneficial interest, no par value (the "Parent Preferred Shares"), of which 5,750,000 shares have been designated as Parent Preferred Stock, 5,750,000 shares of such Parent Preferred Stock being outstanding as of the close of business on August 19, 1997 and 90,000,000 shares of excess stock, $0.04 par value ("Parent Excess Shares"). All of the outstanding shares of Parent Stock have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Stock reserved for issuance, except that, as of August 19, 1997, there were 6,442,462 shares of Parent Common Stock reserved for issuance pursuant to the Omnibus Share Plan (the "Parent Stock Plan"), 2,840,562 shares of Parent Common Stock reserved for issuance upon the conversion of Vornado Realty L.P. units and 3,951,860 shares of Parent Common Stock reserved for issuance upon the conversion of Parent Preferred Stock. After the date hereof, Parent will designate as Parent Preferred Stock an amount of Parent Preferred Shares sufficient to consummate the Merger on the terms contained in this Agreement. Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other out standing rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter ("Parent Voting Debt").

            (d) Corporate Authority. (i) Each of the Parent (for itself and as sole stockholder of Merger Sub) and Merger Sub has all requisite trust or corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

            (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Stock required to be issued pursuant to Article IV. The Parent Stock, when issued, will be validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The distribution of the Parent Stock pursuant to this Agreement will be registered under the Securities Act and registered or exempt from registration under any applicable state securities or "blue sky" laws. The Parent Stock required to be issued under this Agreement will be registered under the Exchange Act when issued.

            (e) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Securities Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws and (D) required to be made with the NYSE and no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reason ably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

            (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the declaration of trust or by-laws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any material Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the material Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

            (f) Parent Reports; Financial Statements. Parent has delivered to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "Parent Audit Date") and filed with a Governmental Entity, including (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) Parent's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, and June 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof and except for the acquisition of title to 90 Park Avenue, New York, New York, since the Parent Audit Date Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which the executive officers of Parent has knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; or
(iii) any material change by Parent in accounting principles, practices or methods.

            (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances of which the executive officers of Parent has knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

            (i) Employee Benefits. (i) A copy of each written, and a summary of each unwritten, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, trustees, former employees or former trustees of Parent and its Subsidiaries (the "Parent Compensation and Benefit Plans") and any trust arrangement or insurance contract forming a part of such Parent Compensation and Benefits Plans has been made available to the Company prior to the date hereof. The Parent Compensation and Benefit Plans are listed in Section 5.2(i) of the Parent Disclosure Letter and any "change of control" or similar provision therein are specifically identified in Section 5.2.(i) of the Parent Disclosure Letter.

            (ii) All Parent Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and ERISA. Each Parent Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Parent Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Parent is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the executive officers of Parent, threatened material litigation relating to the Parent Compensation and Benefit Plans. Neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Parent or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered an ERISA Affiliate of Parent. Parent and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multi-employer plan under Sub title E to Title IV of ERISA. Parent and its Subsidiaries have not contributed, or been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Parent Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

            (iv) All contributions required to be made under the terms of any Parent Compensation and Benefit Plan or of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date hereof. Neither any Parent Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Parent nor its Subsidiaries has provided, or is required to provide, security to any Parent Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (v) Except as disclosed in the Parent Reports, under each Parent Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Parent Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Parent Pension Plan, and there has been no material adverse change in the financial condition of such Parent Pension Plan since the last day of the most recent plan year.

            (vi) Neither Parent nor its Subsidiaries have any obligations for retiree health and life benefits under any Parent Compensation and Benefit Plan, except as required under Section 4980B of the Code and as set forth in the Parent Disclosure Letter. Parent or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

            (vii) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of Parent or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Parent Compensation and Benefit Plans or (z) result in any breach or violation of, or default under, any of the Parent Compensation and Benefit Plans.

            (j) Compliance with Laws; Permits. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Except as set forth in the Parent Reports filed prior to the date hereof, no investigation or review (other than review by the SEC of Parent's shelf registration statement) by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of the executive officers of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. To the knowledge of the executive officers of Parent, no material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

            (k) Takeover Statutes. Except for the ownership restrictions set forth in Article VI of the Amended and Restated Declaration of Trust of Parent, no Takeover Statute or any applicable anti-takeover provision in the Parent's declaration of trust and by-laws is, or at the Effective Time will be, applicable to Parent, the Parent Common Stock, the Merger or the other transactions contemplated by this Agreement.

            (l) Environmental Matters. To the knowledge of the executive officers of Parent, except as disclosed in the Parent Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (i) Parent and its Subsidiaries are in substantial compliance with all applicable Environmental Laws; (ii) neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Entity or any third party indicating that Parent is in violation of any Environmental Law; (iii) Parent and its Subsidiaries are not subject to any court order, administrative order or decree arising under any Environmental Law and (iv) no Hazardous Substance has been transported from any of the properties owned or operated by Parent or one of its Subsidiaries, other than as permitted under applicable Environmental Law.

            (m) Tax Matters. As of the date hereof, neither Parent nor any of its Affiliates has taken or agreed to take any action not described in this Agreement or the Recitals to this Agreement that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            (n) Taxes. (i) (A) Parent and each of its Subsidiaries has prepared in good faith and duly and timely filed all Tax Returns required to be filed by or with respect to Parent or its Subsidiaries on or before the date hereof and all Tax Returns required to be filed by or with respect to Parent or its Subsidiaries after the date hereof and on or before the Effective Time shall be prepared and timely filed in a manner consistent with prior years and applicable law, except, in either case, for such Tax Returns the failure to file of which will not, in the aggregate, have a Parent Material Adverse Effect. No penalties or other charges are or will become due with respect to the late filing of any Tax Return of Parent or any of its Subsidiaries. (B) All Taxes required to be paid on or before the date hereof by or with respect to Parent and its Subsidiaries have been timely paid, and any Taxes required to be paid by or with respect to Parent and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be timely paid, except for such Taxes as do not and will not, in the aggregate, have a Parent Material Adverse Effect. No penalties or other charges are or will become due with respect to the payment of any Tax of Parent or its Subsidiaries required to be paid on or before the Effective Time.
(C) With respect to all Tax Returns filed by or with respect to Parent and any of its Subsidiaries, no audit is in progress and no waiver or agreement for an extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax. (D) There are no liens for Taxes upon the assets of Parent or its Subsidiaries except liens for current Taxes not yet delinquent. (E) As of the date hereof, there are not pending or, to the knowledge of the executive officers of Parent threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the knowledge of the executive officers of Parent, any unresolved questions or claims concerning Parent's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Parent Material Adverse Effect. Parent has made available to the Company true and correct copies of the United States federal income Tax Returns filed by Parent and its Subsidiaries for each of the fiscal years ended December 31, 1994, 1995 and 1996. Neither Parent nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before June 30, 1997 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Parent Reports filed on or prior to the date hereof.

            (ii) For all taxable years commencing with its taxable year ending December 31, 1994 and continuing through its taxable year ending on the most recent December 31, Parent has been subject to taxation as a REIT under Subchapter M of the Code and has satisfied all requirements to qualify as a REIT for such years. Parent is not aware of any fact or circumstance that could reasonably be expected to prevent it from continuing to so qualify until the time immediately prior to the Closing (without giving effect to the Merger).

            (o) Labor Matters. Neither Parent nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Parent or any of its Subsidiaries the subject of any material proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the executive officers of Parent, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Parent or any of its Subsidiaries.

            (p) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

            (q) Brokers and Finders. Neither the Parent nor any of its officers, trustees or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's, fees in connection with the Merger or the other transactions contemplated in this Agreement.


                                   ARTICLE VI

                                    Covenants

            6.1. Interim Operations. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement):

            (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable commercial efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

            (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock or other equity interests owned by it in any of its Subsidiaries;
(ii) amend its declaration of trust or by-laws; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries and other than regular quarterly cash dividends not in excess of $0.175 per Share except that the Company may make such additional distributions as may be necessary to preserve its REIT status and avoid the imposition of any tax imposed by Section 857 or 4981 of the Code; or (v) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

            (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than Shares issuable pursuant to company options outstanding on the date hereof; (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) make or authorize or commit for any capital expenditures other than in amounts less than $10,000 individually and $100,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity;

            (d) except for the adoption of severance arrangements not to exceed in the aggregate $150,000, neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

            (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

            (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

            (g) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

            (h) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

            (i) subject to Section 6.1(b) hereof, the operations of it and its Subsidiaries will be conducted in such a manner as to permit it to qualify as a REIT for all taxable years through its taxable year ending on the Closing Date and avoid the imposition of any taxes imposed by Sections 857 or 4981 of the Code.

            (j) it will at all times reflect on the consolidated balance sheet of the Company and its Subsidiaries appropriate debt reserves in accordance with GAAP.

            6.2. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and trustees of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and trustees of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or its Board of Trustees from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide Acquisition Proposal if the Board of Trustees receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 9.7); (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona-fide written Acquisition Proposal; (D) recommending such an Acquisition Proposal to the shareholders of the Company; or (E) referring any third party to this
Section 6.2, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Trustees of the Company determine in good faith after consulting with outside legal counsel that such action is necessary in order for its trustees to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or
(D) above, the Board of Trustees of the Company determine in good faith (after consultation with its legal counsel and financial advisor) that such Acquisition Proposal, if accepted, (A) is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and (B) would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal meeting the requirements of (A) and (B) directly above being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement (as defined in Section 9.7). The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also agrees that it will promptly request each Person that has executed a confidentiality agreement on or after January 1, 1997 in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

            6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy
Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the meetings of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            6.4. Shareholders Meeting. The Company will take, in accordance with applicable law and its certificate and by-laws, all action necessary to convene a meeting of holders of Shares (the "Shareholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement. Subject to fiduciary obligations under applicable law, the Company's Board of Trustees shall recommend such approval and shall take all lawful action to solicit such approval.

            6.5. Filings; Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. The Prospectus/Proxy Statement shall be filed as part of the S-4 Registration Statement. Parent and the Company each shall use its best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the shareholders of the Company. Parent shall also use its best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

            (b) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits, authorizations and closing agreements or other arrangements described in Section 7.2(k) necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

            (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, trustees, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

            (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

            6.6. Taxation. Subject to Section 6.2, neither Parent nor the Company shall take or cause to be taken any action not described in this Agreement or the Recitals to this Agreement, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

            6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties (subject to the rights of tenants), books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used reasonable commercial efforts to obtain the consent of such third party to such inspection or disclosure. Parent and the Company, as the case may be, shall indemnify the other for any damage or other liabilities incurred by the other party resulting from the foregoing access. Each of Parent and the Company, as the case may be, shall have the right to have one of its Representatives accompany the other's Representatives in connection with the foregoing access. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.

            6.8. Affiliates. Parent and the Company agree that for purposes of this Agreement only the Persons listed on Exhibit B are "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of preparing such list. There shall be added to such list the names and addresses of any other Person subsequently identified, (based on facts and circumstances of which the Company and Parent are unaware as of the date of this Agreement) by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Shareholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, prior to the date of the Shareholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Stock by such affiliates received in the Merger and the certificates representing Parent Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

            6.9. Stock Exchange Listing and De-listing. Parent shall use its best efforts to cause the shares of Parent Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date. The Surviving Entity shall use its best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

            6.10. Publicity. The Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

            6.11. Stock Options. Prior to the Effective Time, the Company shall take such actions as may be necessary such that immediately prior to the Effective Time each Company Option, whether or not then exercisable, shall be canceled and only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive an amount in cash equal to the product of
(x) the total number of Shares subject to the Company Option and (y) the excess of the Merger Consideration over the exercise price per Share under such Company Option.

            (a) Expenses. The Surviving Entity shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Entity for such charges and expenses. Except as otherwise provided in
Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

            (b) Indemnification. (i) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former trustee and officer of the Company and its Subsidiaries, (when acting in such capacity) determined as of the Effective Time (the "Indemni-fied Parties"), against any costs or expenses (including reasonable attorneys'
fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or its Subsidiaries, as applicable, would have been permitted under applicable law and the applicable declaration of trust, partnership agreement or other charter documents or by-laws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer's or trustee's conduct complies with the standards set forth under applicable law and the Company's or Subsidiary's charter documents and by-laws shall be made by independent counsel selected by the Surviving Entity.

            (c) If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations set forth in this Section.

            6.14. Other Actions by the Company and Parent.

            (a) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its board of trustees shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

            (b) Dividends. In addition to the Company's regular quarterly dividend payable on November 15, 1997, the Company may pay, immediately prior to the Closing, a special dividend with respect to the Shares in an amount per Share that, when combined with the full regular dividend paid or payable per Share (to all holders of Parent Preferred Stock including the shareholders of the Company who have duly made, and not revoked prior to the Election Deadline, a Preferred Election) with respect to the Parent Preferred Stock into which a Share would be convertible pursuant to the Preferred Election for the quarterly period during which the Closing Date occurs, does not exceed $0.175.


                                   ARTICLE VII

                                   Conditions

            7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

            (a) Shareholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote.

            (b) NYSE Listing. The shares of Parent Stock issuable to the Company shareholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

            (c) Regulatory Consents. Other than the filing provided for in
Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be).

            (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order").

            (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

            (f) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby.

            7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) and Parent shall have received a certificate to such effect signed by the President of the Company.

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate to such effect signed by the President of the Company.

            (c) Consents Under Agreements. Except where the failure to obtain any such consent or approval, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect, the Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract (other than any consent of PNC Bank N.A. required pursuant to the Amended and Restated Loan Agreement dated as of August 8, 1994 between the Company and PNC Bank N.A. and any consent, waiver or approval required under the Indenture, dated as of August 19, 1993 by and between EQK Green Acres Funding Corp. and Bankers Trust Company or the related Consolidated and Restated Mortgage, Security Agreement,

Assignment of Leases and Rents and Fixture Filing) to which the Company or any of its Subsidiaries is a party and Parent shall have received a certificate to such effect signed on behalf of the Company by the President of the Company.

            (d) Tax Opinion. Parent shall have received an opinion (which may be a reasoned opinion) of Wolf, Block, Schorr and Solis-Cohen LLP, dated the Closing Date and in a form reasonably acceptable to Parent, to the effect that the Company qualified as a REIT for its taxable year ending December 31, 1996 and will so qualify for its taxable year ending on the Closing Date.

            (e) REIT Qualification. Parent shall not be aware of any issue creating uncertainty as to the Company's qualification as a REIT for any period and Parent shall not be aware of any issue, whether relating to the Company's qualification as a REIT for any period or arising as a result of the Merger or other transactions contemplated by this Agreement, that, in the judgement of Parent, would jeopardize Parent's ability to qualify as a REIT following the Merger or Parent's ability to obtain following the Merger an opinion acceptable to Parent regarding its qualification as a REIT.

            (f) Affiliates Letters. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to
Section 6.8.

            (g) Title Insurance. Parent shall have received, with respect to each of the Real Properties, an ALTA title policy reflecting title to the Real Property in the state of title contemplated by the second sentence of Section 5.1(q) and including such endorsements as Parent shall reasonably require.

            (h) Survey. Parent shall have received, with respect to the Real Property, an ALTA/ASCM survey which survey does not disclose any state of material facts with respect to the Real Property that is not disclosed in
Section 5.1(q).

            (i) Ground Lessor Estoppel Certificates. Parent shall have received, with respect to the Real Property, an estoppel certificate in form and substance reasonably satisfactory to Parent from each ground lessor.

            (j) Violations. Parent shall have received evidence reasonably satisfactory to it that the Real Property is not in violation to any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of the Real Property that has not been cured except to the extent that any such violation does not have, individually or in the aggregate, a Company Material Adverse effect.

      (k) Closing Agreement. Company shall have obtained a closing agreement described in Section 7121 of the Code (a "Closing Agreement") or other arrangement with the IRS, in either case in a form (taking into account any related Closing Agreements or other arrangements) acceptable to Parent in its sole discretion, regarding the effect upon the Company's classification as a REIT of the Company's failure to mail shareholder solicitation statements in 1995.

            7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate to such effect signed on behalf of Parent by the President of Parent.

            (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate to such effect signed on behalf of Parent by the President of Parent.

            (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any material Contract to which Parent or any of its Subsidiaries is a party and the Company shall have received a certificate to such effect signed on behalf of Parent by the President of Parent.

            (d) Tax Opinion. The Company shall have received the opinion (which may be a reasoned opinion) of Wolf, Block, Schorr and Solis-Cohen LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code.


                                  ARTICLE VIII

                                   Termination

            8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Trustees.

            8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Trustees of either Parent or the Company if (i) the Merger shall not have been consummated by December 31, 1997 (except that such date shall be the earlier of (A) March 31, 1998 or (B) the later of (x) the date on which the Shareholder Meeting is ultimately held, if the Shareholder Meeting is adjourned or postponed until the first calendar quarter of 1998 or
(y) the date on which the condition set forth in Section 7.2(k) is satisfied), whether such date is before or after the date of approval by the shareholders of the Company; (ii) the approval of the Company's shareholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of the Company; provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

            8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a), by action of the Board of Trustees of the Company:

            (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Trustees of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and (iii) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5; or

            (b) if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

            8.4. Termination by Parent. (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Trustees of Parent if (i) the Board of Trustees of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so or (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach.

            (b) This Agreement may be terminated at any time before October 16, 1997 by the Board of Trustees of Parent if (i) Parent shall have received an environmental report relating to assets of the Company that discloses information that is (a) not contained in the Environmental Reports, and (b) reasonably likely to have a remediation cost (excluding any portion of such cost that is reimbursable by insurance or payments from current tenants) in excess of $1,000,000, or (ii) Parent shall have received an engineering report relating to the assets of the Company that discloses a structural, mechanical or other defect or condition whose repair or replacement cost (excluding any portion of such cost that is reimbursable by insurance or common area maintenance or HVAC payments payable by current tenants) is reasonably likely to be in excess of $1,000,000. The term "information" for purposes of this Section 8.4 shall include any new or different information concerning matters already identified in the Environmental Reports including where an existing Environmental Report identifies the existence of an underground storage tank or hydraulic lift but a new environmental report identifies contamination or non-compliance associated with such tank or hydraulic lift which contamination or non-compliance was not noted in the Environmental Report or where an Environmental Report identifies the presence of asbestos but a new environmental report indicates that such asbestos is damaged or friable and requires removal or encapsulation where the Environmental Reports do not disclose such damage or friable conditions. This Agreement may be terminated by the Board of Trustees of Parent on October 16, 1997 if prior to such date (a) Parent shall not have received, with respect to the Real Property, an estoppel certificate in the form customarily given by such tenant (which form shall contain all information required to be given pursuant to the applicable lease) or in such other form reasonably satisfactory to Parent from each tenant listed on Exhibit C and from other tenants representing at least 75% of the other occupied gross leaseable area of the Real Property, each of which estoppel certificates shall be in substance reasonably satisfactory to Parent, or (b) Parent shall not have received, with respect to the Real Property, a zoning opinion reasonably satisfactory to Parent or such other evidence of zoning compliance as Parent shall reasonably require, or (c) Parent shall not have received, with respect to the Real Property, an estoppel certificate in form and substance reasonably satisfactory to Parent from each mortgagee of record, or (d) Parent shall not have received whatever written agreements Parent deems necessary documenting that notwithstanding any agreement currently in effect, Blum Enterprises, Inc. ("Blum") is obligated, without recourse to Blum's assets other than the Demised Premises (as defined in the Ground Lease) to pay to the Company and its successors and assigns, upon the termination of that certain Lease Agreement, dated February 22, 1989, between Blum and EQK Green Acres, L.P. (the "Ground Lease"), any principal amount that remains outstanding under the Replacement Loan (as defined in the Ground Lease), and that if the Company or its successors or assigns becomes the direct provider of financing in connection with the Replacement Loan, Blum shall have the mortgage currently securing the Replacement Loan, as the same may be assigned or modified, assigned of record to the Company or its successors or assigns, or (e) Parent shall not have received from the Company evidence satisfactory to Parent that the insurance carried by the Company prior to the Effective Date provided sufficient coverage for any potential claims, or (f) Parent shall not have received all of the documentation regarding environmental conditions requested in the letter dated August 22, 1997 from Sullivan & Cromwell to Kimli Cross Smith or the information contained in such documentation shall not be acceptable to Parent.

            8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1.) shall become void and of no effect with no liability on the part of any party hereto (or of any of its trustees, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any wilful breach of this Agreement if such wilful breach was not cured within 14 days of receipt by the breaching party of written notice of such breach; provided, however that if the breach is curable, the breaching party shall have up to 60 days from the date of receipt of notice of such breach to cure such breach if cure is commenced during the first 14 days of such period and cure is being diligently pursued by the breaching party at all times until the breach is cured.

            (b) In the event that the closing condition contained in Section 7.2(k) is not satisfied on or prior to March 31, 1998 (and at such time Parent has complied in all material respects with its obligations under this Agreement and has satisfied in all material respects the conditions to Closing for which it was responsible) or in the event that Parent terminates this Agreement pursuant to Section 8.2(ii) or Section 8.4(a)(i), the Company shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the third party charges and expenses, including those of the Exchange Agent and including any debt breakage costs, incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $500,000, payable by wire transfer of same day funds. In the event that this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) or (y) by Parent pursuant to Section 8.4(a)(ii), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a termination fee of $3,000,000 and shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the third party charges and expenses, including those of the Exchange Agent and including any debt breakage costs, incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $500,000, in each case payable by wire transfer of same day funds. In the event that (A) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries (or the Company or any of its Subsidiaries shall have been notified, whether or not in writing, that such Acquisition Proposal would be made) or any of its shareholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and thereafter this Agreement is terminated by Parent pursuant to
Section 8.4(a)(i) and a closing occurs pursuant to such Acquisition Proposal on or before December 31, 1998, or (B) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries (or the Company or any of its Subsidiaries shall have been notified, whether or not in writing, that such Acquisition Proposal would be made) or any of its shareholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(ii) and a closing occurs pursuant to such Acquisition Proposal on or before December 31, 1998, then the Company shall promptly, but in no event later than two days after the date of such closing, pay Parent a termination fee of $3,000,000 (such amount to be in addition to the expense reimbursement required pursuant to the first sentence of this Section 8.5(b)). The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.


                                   ARTICLE IX

                            Miscellaneous and General

            9.1. Survival. This Article IX and the agreements of Parent and Merger Sub contained in Sections 4.2 (Exchange of Certificates for Shares), 4.4 (Adjustments to Prevent Dilution), 6.6 (Taxation), 6.9 (Stock Exchange Listing and De-listing), 6.11 (Benefits), 6.12 (Expenses), 6.13 (Indemnification) and
9.5 (Governing Law and Venue; Waiver of Jury Trial) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses),

Section 8.5 (Effect of Termination and Abandonment), Section 9.5 (Governing Law and Venue; Waiver of Jury Trial) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

            9.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

            9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

            9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counter part being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

            9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

            (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

            9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

            if to Parent or Merger Sub:

            Vornado Realty Trust
            Park 80 West, Plaza II
            Saddle Brook, New Jersey 07663
            Attention:  President
            Fax:  (201) 587-0600

            with a copy to:

            Joseph C. Shenker, Esq.
            Sullivan & Cromwell
            125 Broad Street
            New York, New York 10004
            Fax:  (212) 558-3588

            if to the Company:

            Arbor Property Trust
            One Tower Bridge, Suite 800
            West Conshohocken, Pennsylvania 19426
            Attention:  President
            Fax:  (610) 941-2991
            with a copy to:

            Jason M. Shargel, Esq.
            Wolf, Block, Schorr and Solis-Cohen LLP
            Twelfth Floor, Packard Building
            S.E. Corner 15th and Chestnut Streets
            Philadelphia, Pennsylvania 19102-2678
            Fax: (215) 977-2334

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

            9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated June 2, 1997, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

            9.8. No Third Party Beneficiaries. This Agreement (other than
Section 6.13) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Entity to cause such Subsidiary to take such action.

            9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                       ARBOR PROPERTY TRUST



                                       By: /s/ Myles H. Tanenbaum
                                          ------------------------------------
                                       Name:  Myles H. Tanenbaum
                                       Title: President


                                       VORNADO REALTY TRUST



                                       By: /s/ Joseph Macnow
                                          ------------------------------------
                                       Name:  Joseph Macnow
                                       Title: Vice President


                                       TREES ACQUISITION SUBSIDIARY, INC.



                                       By: /s/ Joseph Macnow
                                          ------------------------------------
                                       Name:  Joseph Macnow
                                       Title: Vice President

                                                                       EXHIBIT A




                           Form of Affiliate's Letter



                                                                 August __, 1997



Vornado Realty Trust
Park 80 West, Plaza II
Saddle Brook, New Jersey 07663

Arbor Property Trust
One Tower Bridge, Suite 800
West Conshohocken, Pennsylvania 19426

Ladies and Gentlemen:

            I have been advised that I may be considered an "affiliate" of Arbor Property Trust(the "Company") for purposes of Rule 145 of the General Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 22, 1997 (the "Merger Agreement"), among the Company, Vornado Realty Trust ("Parent"), and Trees Acquisition Subsidiary, Inc. ("Merger Sub"), the Company plans to merge with and into Merger Sub (the "Merger"). In the Merger, the undersigned may receive common shares of beneficial interest, par value $0.04 per share ("Parent Common Stock") or preferred shares of beneficial interest, no par value, designated as Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50 per share ("Parent Preferred Stock" and, collectively with the Parent Common Stock, the "Parent Stock"), in exchange for common shares of beneficial interest, no par value of the Company ("Company Common Stock").

            The undersigned hereby represents, warrants and covenants with and to Parent and the Company that if the undersigned receives any Parent Stock in the Merger:

            1. The undersigned will not sell, transfer or otherwise dispose of such Parent Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act or (iii) in the opinion of counsel, in form and substance reasonably satisfactory to Parent, or under a "no-action" letter obtained by the undersigned from the staff of the SEC, such sale, transfer or other disposition is exempt from registration under the Securities Act.

            2. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of shares of Parent Stock by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary in order to make possible compliance with an exemption from such registration, except that Parent shall take such actions as are necessary to comply with Rule 144(c).

            3. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agent with respect to the shares of Parent Stock issued to the undersigned in the Merger, and that there will be placed on any certificates representing such shares, a legend stating in substance the following:

            "The shares of beneficial interest represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement between the registered holder hereof and Vornado Realty Trust, a copy of which agreement is on file at the principal offices of Vornado Realty Trust."

            4. The undersigned also understands that, unless the transfer by the undersigned of the Parent Stock issued to the undersigned in the Merger
      (i) has been registered under the Act or (ii) is made in conformity with the provisions of Rule 145(d) under the Act, Parent reserves the right, in its sole discretion, to place the following legend on any certificates issued to any transferee of such Parent Stock:

            "The shares of beneficial interest represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

            It is understood and agreed that the legends set forth in paragraphs
(3) and (4) above shall be removed by delivery of substitute certificates without such legend if (A) the undersigned delivers to Parent (i) a copy of a "no action" letter from the staff of the SEC, or a written opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or (ii) evidence or representations satisfactory to Parent that the Parent Stock represented by such certificates is being or has been sold in a transaction made in conformity with the provisions of Rule 145(d); or (B) the undersigned is eligible to sell under Rule 145(d)(2) or (3) and requests such removal.

            The undersigned understands and agrees that this letter agreement shall apply to all shares of beneficial interest of Parent and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws. The undersigned further represents, warrants and covenants with and to Parent that the undersigned will, and will cause each of the other parties whose shares are so deemed to be beneficially owned by the undersigned to, prior to the effective date of the Merger, have all shares of Company Common Stock owned by the undersigned or such parties registered in the name of the undersigned or such parties, as applicable and not in the name of any bank, broker-dealer, nominee or clearing house.

            The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Stock, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for the Company.

            This letter constitutes the complete understanding between Parent, the Company and the undersigned concerning the subject matter hereof. The surviving entity in the Merger is expressly intended to be a beneficiary of this letter agreement. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

                                          Very truly yours,


                                          _________________________
                                          Name:


                                          [add below the signatures
                                           of all registered owners
                                           of shares deemed
                                           beneficially
                                           owned by the affiliate]


                                          _________________________
                                          Name:


                                          _________________________
                                          Name:


                                          _________________________
                                          Name:



Acknowledged this ______ day of ____________, 1997.


VORNADO REALTY TRUST



By:___________________________
   Name:
   Title:


ARBOR PROPERTY TRUST



By:___________________________
   Name:
   Title:


                                    Page 69